Exhibit 4.1

CELL THERAPEUTICS, INC.,

as Company

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of November 4, 2005

6.75% CONVERTIBLE SENIOR NOTES DUE 2010

-i-

(continued)

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(continued)

-iii-

(continued)

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(continued)

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CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	5.8
	(a)(2)	5.8
	(a)(3)	N/A**
	(a)(4)	N/A**
	(a)(5)	5.8
	(b)	5.9, 5.10, 5.13
	(c)	N/A**
Section	311(a)	5.14
	(b)	5.14
	(c)	N/A**
Section	312(a)	13.1, 13.2
	(b)	13.2
	(c)	13.2
Section	313(a)	13.4
	(b)(1)	N/A
	(b)(2)	13.4
	(c)	1.6, 13.4
	(d)	13.4
Section	314(a)	1.5, 8.5, 8.6, 13.5
	(b)	N/A**
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	N/A**
	(d)	N/A**
	(e)	1.2
	(f)	N/A**
Section	315(a)	5.1(a)
	(b)	1.6, 5.2
	(c)	5.1(b)
	(d)	5.1(c)
	(e)	4.14
Section	316(a)(last sentence)	1.1
	(a)(1)(A)	4.12
	(a)(1)(B)	4.13
	(a)(2)	N/A
	(b)	4.8
	(c)	1.4(e)
Section	317(a)(1)	4.3
	(a)(2)	4.4
	(b)	3.2
Section	318(a)	1.13

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N/A means Not Applicable

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INDENTURE, dated as of November 4, 2005, between Cell Therapeutics, Inc., a corporation duly organized and existing under the laws of the State of Washington, having its principal office at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119 (herein called the “Company”), and U.S. Bank National Association, as Trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 6.75% Convertible Senior Notes due 2010 (herein called the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of shares of common stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” means a member of, or a participant in, the Depositary.

“Aggregate Current Market Price” has the meaning specified in Section 10.4(e).

“American Depository Shares” means US. Dollar denominated forms of equity ownership held in deposit in a custodian bank and evidenced by physical certificates of ownership (“American Depositary Receipts”) issued by a U.S. bank.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized pursuant to Section 5.12 to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close; provided, however, that a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Section 10.5.

“Cash Equivalents” means (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (2) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’

acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better, (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any financial institution meeting the qualifications specified in clause (2) above, (4) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and in each case maturing within six months after the date of acquisition and (5) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)-(4) of this definition.

“CAP Agreement” means the Conversion and Placement Agreement dated as of October 31, 2005 by and among the Company and the Existing Noteholders (as such term is defined in the CAP Agreement), as such agreement may be amended from time to time.

“Change in Control” means the occurrence at any time, after the original issuance of the Securities, of any of the following events:

(1) the acquisition by any Person (including any syndicated group that would be deemed to be a “person” under Section 13(d) (3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise more than 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by the Company, any Subsidiary or any employee benefit plan of the Company; or

(2) any Person shall succeed in having sufficient of its nominees (who are not supported by a majority of the then current Board of Directors of the Company) elected to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on the Board of Directors of the Company after such election who are Affiliates of or acting in concert with any such Person, shall constitute a majority of the Board of Directors of the Company; or

(3) any consolidation or merger of the Company with or into any other Person, or any merger of another Person with or into the Company (other than (A) a merger (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock and (ii) pursuant to which holders of Common Stock immediately prior to such transaction have, directly or indirectly, 50% or more of the total voting power of all shares of capital stock or other ownership interests entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (B) any merger that is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the Company or another Person); or

(4) any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s assets to another Person;

For the purposes of this definition, “beneficial owner,” has the meaning attributed to it in Rules 13d-3 under the Exchange Act, whether or not applicable.

“Closing Price” means, with respect to the Common Stock on any day, the closing sale price regular way on such day or, in the case where no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if the Common Stock is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or if no bid or asked price is available a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Code” has the meaning specified in Section 2.1.

“Combined Cash and Tender Amount” has the meaning specified in Section 10.4(e).

“Combined Tender and Cash Amount” has the meaning specified in Section 10.4(f).

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of the class designated as common stock of the Company at the date of this Indenture or as such stock may be reconstituted from time to time. Subject to the provisions of Section 10.11, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Notice” has the meaning specified in Section 12.3(a).

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or a Vice President, and by its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Completion Date” has the meaning specified in Section 10.4(f).

“Constituent Person” has the meaning specified in Section 10.11.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article Ten. The Company has initially appointed the Trustee as its Conversion Agent.

“Conversion Price” means the amount equal to U.S.$1,000 divided by the Conversion Rate.

“Conversion Date” means the date on which both the Securities and the duly signed and completed notice have been delivered to the Trustee.

“Conversion Rate” has the meaning specified in Section 10.1.

“Conversion Shares” has the meaning specified in Section 10.4(m).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attn: Corporate Trust Services (Cell Therapeutics, Inc. – 6.75% Convertible Senior Notes due 2010)).

“Corporation” means a corporation, company, association, joint-stock company or business trust.

“Defaulted Interest” has the meaning specified in Section 2.8.

“Depositary” means, with respect to any Registered Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Registered Securities (or any successor securities clearing agency so registered).

“Deposited Funds” has the meaning specified in Section 14.7.

“Distribution Date” has the meaning specified in Section 10.4(m).

“Dollar” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, a New York corporation.

“Election Form” has the meaning specified in Section 4.5(b).

“Event of Default” has the meaning specified in Section 4.1.

“Exchange Act” means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

“Existing 2002 Senior Subordinated Notes” means the Company’s 5.75% Convertible Senior Subordinated Notes due June 15, 2008, issued under the Existing 2002 Senior Subordinated Notes Indenture.

“Existing 2002 Senior Subordinated Notes Indenture” means the Indenture dated as of December 20, 2002, between the Company and State Street Bank and Trust Company of California, N.A.

“Existing 2003 Senior Subordinated Notes” means the Company’s 4% Convertible Senior Subordinated Notes due July 1, 2010, issued under the Existing 2003 Senior Subordinated Notes Indenture.

“Existing 2003 Senior Subordinated Notes Indenture” means the Indenture dated as of June 23, 2003, between the Company and U.S. Bank National Association.

“Existing Subordinated Notes” means the Company’s 5.75% Convertible Subordinated Notes due June 15, 2008, issued under the Existing Subordinated Notes Indenture.

“Existing Subordinated Notes Indenture” means the Indenture dated as of June 13, 2001, between the Company and State Street Bank and Trust Company of California, N.A.

“Fair Market Value” with respect to the Common Stock shall be determined by the Company and shall be equal to 95% of the Volume Weighted Average Price for the five (5) consecutive Trading Days immediately preceding the relevant payment date.

“Global Security” means a Registered Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means the Person in whose name the Security is registered in the Security Register.

“Indebtedness” means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and rent payable on or in connection with, and all fees, costs, claims, expenses and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed: (1) all the Company’s indebtedness evidenced by a credit or loan agreement, note, bond, debenture, or other similar instrument whether or not the recourse of the lender is to all of the Company’s assets or only to a portion, (2) all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, for borrowed money, including, without limitation, overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to all of the Company’s assets or only to a portion thereof, (3) all of the Company’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP, (4) all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements, or any personal property included as part of any such lease, which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a residual value of leased property to the lessor and all of the Company’s obligations under such lease or related document to purchase or cause a third party to purchase the leased property, whether or not such lease transaction is characterized as an operating lease or capitalized lease in accordance with generally accepted accounting principles, (5) all of the Company’s obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts, or similar agreements or arrangements, (6) all of the Company’s obligations with respect to letters of credit, bank guarantees, bankers’ acceptances and similar facilities, including related reimbursement obligations, (7) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (8) all of the Company’s obligations of the type referred to in clauses (1) through (7) above of another Person and all dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise or which is secured by a lien on the Company’s property and (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (1) through (8) of this definition; provided, however, that Indebtedness shall not include accounts payable or other accrued liabilities or obligations incurred in the ordinary course of business in connection with the obtaining of materials or services and any indebtedness or obligation that the Company may owe to any direct or indirect Subsidiary, obligations under the Equipment Leasing Arrangement, dated as of October 1, 2001, between Citiflight, Inc. and Cell Therapeutics Corporate Development, Inc., and obligations owed to a Person specified in clause (11) of the definition of Permitted Lien in connection with the licensing and/or partnering arrangement referred to therein.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to such asset.

“Liquidated Damages” means the obligation to pay additional interest provided for in Section 7 of the Registration Rights Agreement.

“Mandatory Election Procedures” has the meaning specified in Section 14.11(b).

“Mandatory Redemption” has the meaning specified in Section 14.1(b).

“Mandatory Redemption Date” has the meaning specified in Section 14.1(b).

“Mandatory Redemption Election” has the meaning specified in Section 14.5(b).

“Mandatory Redemption Holder” has the meaning specified in Section 14.1(b).

“Mandatory Redemption Limit” has the meaning specified in Section 14.1(b).

“Mandatory Redemption Price” has the meaning specified in Section 14.1(b).

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, conversion, exercise of the repurchase right set forth in Article Twelve or otherwise.

“Member” means any member of, or participant in, the Depositary.

“New Rights Plan” has the meaning specified in Section 10.4(d)

“Non-electing Share” has the meaning specified in Section 10.15.

“Notice of Default” has the meaning specified in Section 4.1.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or employed by the Company and who shall be acceptable to the Trustee.

“Optional Redemption” has the meaning specified in Section 14.1.

“Optional Redemption Date” has the meaning specified in Section 14.1.

“Optional Redemption Price” has the meaning specified in Section 14.1.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (if other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

(3) Securities that have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent.

“Paying Agent Agreement” means the Agreement to Provide Paying Agent Services for Cell Therapeutics, Inc. dated November 4, 2005 between Cell Therapeutics, Inc. and U.S. Bank National Association.

“Permitted Lien” means the following types of Liens:

(1)	Liens imposed by law for taxes, fees, assessments or other governmental charges or levies that are not yet due and payable or are being contested in good faith by appropriate proceedings as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, vendors’ or lessors’ Liens (and deposits to obtain the release of such Liens), set-off rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to Liens imposed by law), in each case arising in the ordinary course of business and securing obligations that either (a) are not overdue by more than 60 days or (ii) are being contested in good faith by appropriate proceedings as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant GAAP;

(3)	Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers’ compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other similar plans or programs and other social security laws or regulations;

(4)	deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(5)	(a) easements, covenants, conditions, restrictions, zoning restrictions, building codes, land use laws, leases, subleases, licenses, rights of way, minor irregularities in, or lack of, title and similar encumbrances affecting real property, (b) with respect to any lessee’s or licensee’s interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof, with or without the lessee’s or licensee’s consent and (c) leases, licenses, rights and obligations in connection with patents, copyrights, trademarks, tradenames and other intellectual property, in each case that do not secure the payment of borrowed money (other than, with respect to any lessee’s or licensee’s interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof) to the extent, in the case of each of clauses (a), (b) and (c), that the Liens referred to therein do not, in the aggregate, materially detract from the value of the affected property as used by the Company and its Subsidiaries in the ordinary course of business taken as a whole or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

(6)	Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

(7)	any interest or title of a lessor under any capitalized lease obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation;

(8)	Liens securing purchase money indebtedness incurred in the ordinary course of business; provided, however, that (a) such purchase money indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such purchase money indebtedness shall be created within 90 days of such acquisition;

(9)	Liens securing interest swap obligations which interest swap obligations relate to Indebtedness that is otherwise permitted under the indenture;

(10)	Liens securing Indebtedness under currency agreements;

(11)	Liens in favor of Strategic Partners in connection with a biopharmaceutical licensing and/or partnering arrangement;

(12)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15)	banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business; and

(16)	Liens arising from filing Uniform Commercial Code financing statements regarding leases.

“Permitted Senior Debt” has the meaning specified in Section 11.1.

“Person” means a natural person, Corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Conversion” has the meaning specified in Section 2.2.

“Place of Payment” has the meaning specified in Section 2.2.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Purchased Shares” has the meaning specified in Section 10.3(f).

“Purchasers” has the meaning specified in Section 14.10.

“Record Date” means any Regular Record Date or Special Record Date.

“Record Date Period” means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Redemption Date” means either a Mandatory Redemption Date or an Optional Redemption Date.

“Redemption Price” means either an Optional Redemption Price or a Mandatory Redemption Price.

“Refinance” means to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue new Indebtedness in exchange or replacement for, certain existing indebtedness.

“Registered Common Stock” means Common Stock that does not require registration or approval under any federal securities law or, if applicable, the securities laws of any state where a holder is located, before such shares are freely transferable without being subject to transfer restrictions under the Securities Act or for which such registration is completed pursuant to a Shelf Registration Statement or otherwise.

“Registered Securities” has the meaning specified in Section 2.1.

“Registrable Securities” has the meaning specified in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof, by and between the Company and CRT Capital Group LLC.

“Regular Record Date” for interest payable in respect of any Registered Security on any Interest Payment Date means the March 31 and the September 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Relevant Security” has the meaning specified in Section 8.8.

“Repurchase Date” has the meaning specified in Section 12.1.

“Repurchase Price” has the meaning specified in Section 12.1.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office, including without limitation any vice president, assistant vice president, assistant treasurer, corporate trust officer or other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

“Restricted Global Security” has the meaning specified in Section 2.1.

“Restricted Securities Legend” means, collectively, the legends substantially in the forms of the legends required in the form of Security attached hereto as Exhibit A to be placed upon each Security.

“Rights Plan” has the meaning specified in Section 10.4(d).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Information” has the meaning specified in Section 8.9.

“Secured Indebtedness” means Indebtedness secured by a Lien other than a Permitted Lien.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.6.

“Shelf Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.8.

“Stated Maturity,” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Strategic Partner” means (i) a pharmaceutical or biotechnology company with book equity of at least U.S.$200,000,000, (ii) a pharmaceutical or biotechnology company with sales of at least U.S.$150,000,000, or (iii) a publicly traded, or division or subdivision of a publicly traded, pharmaceutical or biotechnology company with market capitalization in excess of U.S.$200,000,000.

“Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other similar interests in the Person that ordinarily has or have voting power for the election of directors or Persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Trading Day” means: (1) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; (2) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system; or (3) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“Vice President,” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” means, with respect to the Common Stock of the Company, for any day the volume weighted average price per share of Common Stock as displayed on Bloomberg on the Nasdaq National Market from 9:30 a.m. to 4:00 p.m. (New York City time) on that day (or if such volume weighted average price is not available, the market value of one share on such day as the Company determines in good faith using a volume weighted method).

SECTION 1.2 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if required by the Trust Indenture Act, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 8.8) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided, however, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 1.3 Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4 Acts of Holders of Securities.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders. Such action shall become effective when such instrument or instruments is delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount and serial number of any Registered Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

(d) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

(e) The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than 10 days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 13.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

Upon receipt by the Trustee from any Holder of (1) any notice of default or breach referred to in Section 4.1(d), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (2) any declaration of acceleration referred to in Section 4.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (3) any direction referred to in Section 4.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (2) and (3), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the 10th day (or, if such day is not a Business Day, the next succeeding Business Day) following the day on which the Trustee receives such declaration or direction, and, with respect to clause (1), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (2) or (3), and promptly after setting any record date with respect to clause (1), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided, however, that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

(f) Except as provided in Sections 4.2 and 4.13, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5 Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at the Corporate Trust Office, Attention: Corporate Trust Services (Cell Therapeutics, Inc. – 6.75% Convertible Senior Notes Due 2010), and shall be deemed given when received; or

(b) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, Attention: Louis A. Bianco (telecopy no.: (206) 284-6206), or at any other address previously furnished in writing to the Trustee by the Company, and shall be deemed given when received.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 1.6 Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld or delayed, shall constitute a sufficient notification to such Holders for every purpose hereunder.

Such notice shall be deemed to have been given when such notice is mailed.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8 Successors and Assigns.

All covenants and agreements in this Indenture by the Company and by the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9 Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11 Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, INCLUDING, WITHOUT LIMITATION, THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401.

SECTION 1.12 Legal Holidays.

In any case where any Interest Payment Date, Repurchase Date, Redemption Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, premium, if any, or interest on, or the payment of the Repurchase Price or Redemption Price (whether the same is payable in cash or in shares of Common Stock) with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

SECTION 1.14 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

THE SECURITIES

SECTION 2.1 Form Generally.

The Securities and the Trustee’s Certificate of Authentication shall be in substantially the form set forth in Exhibit A hereto, which Exhibit is incorporated into this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the Internal Revenue Code of l986, as amended, and regulations thereunder (the “Code”), or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. All Securities shall be issued in registered form, as opposed to bearer form, and shall sometimes be referred to as the “Registered Securities.”

The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods on steel engraved borders, if so required by any securities exchange upon which the Securities may be listed, or may be produced in any other manner permitted by the rules of any such securities exchange, or, if the Securities are not listed on a securities exchange, in any other manner approved by the Company, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

Upon their original issuance, Securities shall be issued in the form of one or more Global Securities without interest coupons and shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security, together with its Successor Securities that are Global Securities, are collectively herein called the “Restricted Global Security.”

SECTION 2.2 Title and Terms.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to U.S.$82,000,000 except for Securities authenticated and delivered in exchange for, or in lieu of, other Securities pursuant to Section 2.5, 2.6, 2.7, 7.5, 10.2, 12.3(e), or 14.8.

The Securities shall be known and designated as the “6.75% Convertible Senior Notes due 2010” of the Company. Their Stated Maturity shall be October 31, 2010 and they shall bear interest on their principal amount from November 4, 2005, payable semiannually in arrears on April 30 and October 31 in each year, commencing April 30, 2006, at the rate of 6.75% per annum until the principal thereof is due and at the rate then in effect on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that payments shall only be made on Business Days as provided in Section 1.12.

The principal of, premium, if any, and interest on the Securities shall be payable as provided in the form of Securities attached hereto as Exhibit A, and the Redemption Price or the Repurchase Price, as applicable, shall be payable at such places as are identified in the Company Notice given pursuant to Section 12.3 (any city in which any Paying Agent is located being herein called a “Place of Payment”).

The Registrable Securities are entitled to the benefits of a Registration Rights Agreement as provided by the form of Securities attached hereto as Exhibit A.

The Securities shall not be redeemable at the option of the Company except pursuant to Article Fourteen.

Up to an aggregate of 30% of the Securities shall be subject to mandatory redemption on a pro rata basis at the option of each of the Holders pursuant to Article Fourteen. The Securities shall not be redeemable at the option of the Company other than pursuant to Article Fourteen.

The Securities shall be convertible as provided in Article Ten (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).

The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article Twelve.

SECTION 2.3 Denominations.

The Securities shall be issuable only in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples thereof.

SECTION 2.4 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, one of its Vice Presidents, its Chief Financial Officer, its Treasurer or its Controller and attested by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 2.5 Global Securities; Temporary Securities.

(a) Global Securities

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security.

(3) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article Two. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 2.6, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article Two, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 2.6(c) and as otherwise provided in this Article Two, authenticate and make available for delivery any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Two.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Two or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Registered Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(5) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Registered Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.

(b) Temporary Securities

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Registered Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Registered Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 8.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.6 Registration, Registration of Transfer and Exchange; Restrictions on Transfer.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 8.2 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers and exchanges of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 8.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, and subject to the other provisions of this Section 2.6, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 2.6, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, subject to the other provisions of this Section 2.6, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 2.7, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.5, 7.5, 10.2, 12.3(e) or 14.8 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, that may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

(b) Restricted Securities Legends. All Securities shall bear the applicable Restricted Securities Legend subject to the following:

(1) subject to the following clauses of this Section 2.6(b), a Security or any portion thereof that is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security while represented thereby;

(2) subject to the following clauses of this Section 2.6(b), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security), or any portion thereof, bearing a Restricted Securities Legend, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by such other Security;

(3) any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including a Shelf Registration Statement), together with their Successor Securities, shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee at any time when prospectuses may not be delivered with respect to Securities to be sold pursuant to such registration statement. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

(4) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Restricted Securities Legend (at the request of the Holder) may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if the Trustee has received a certificate regarding the unrestricted nature of the Securities, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and make available for delivery such a new Security in exchange for or in lieu of such other Security as provided in this Article Two;

(5) a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and make available for delivery such a new Security as provided in this Article Two; and

(6) notwithstanding the foregoing provisions of this Section 2.6(b), a Successor Security of a Security that does not bear a particular form of Restricted Securities Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and make available for delivery a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Two.

(c) Neither the Trustee, the Paying Agent nor any of their agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

SECTION 2.7 Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee:

(a) evidence to their satisfaction of the destruction, loss or theft of any Security, and

(b) such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless,

then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, that may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8 Payment of Interest; Interest Rights Preserved.

Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, at the option of the Company, in immediately available funds, Registered Common Stock or some combination of immediately available funds or Registered Common Stock as provided in the Security to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. For the purpose of any interest payment in Registered Common Stock, whether in whole or in part, such payment will have a Fair Market Value equal to the interest payment due on the Interest Payment Date and shall be subject to the restrictions on issuance as set forth in Section 8.7 herein.

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.8 and Section 2.6, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Interest on any Security that is converted in accordance with Section 10.2 during a Record Date Period shall be payable in accordance with the provisions of Section 10.2.

SECTION 2.9 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.8) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.10 Cancellation.

All Securities surrendered for payment, repurchase, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10. The Trustee shall dispose of all cancelled Securities in accordance with applicable law and its customary practices in effect from time to time.

SECTION 2.11 Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.12 CUSIP Numbers.

The Company in issuing Securities may use “CUSIP” numbers (if then generally in use) in addition to serial numbers; the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in any such CUSIP number.

ARTICLE THREE

SATISFACTION AND DISCHARGE

SECTION 3.1 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and the Company’s obligations to the Trustee pursuant to Section 5.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(1) all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.3) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee or its agent for cancellation (other than Securities referred to in clauses (A) and (B) of clause (a)(1) above):

(i) have become due and payable; or

(ii) will have become due and payable at their Stated Maturity within one year;

and the Company, in the case of clause (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (i) above) an amount sufficient to pay and discharge the entire principal, premium, if any, and interest, if any, on such Securities not theretofore delivered to the Trustee for cancellation, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity; and

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.7, the obligations of the Company to any Authenticating Agent under Section 5.12, the obligations of the Trustee under Section 3.2 and the last paragraph of Section 8.3, if money shall have been deposited with the Trustee pursuant to clause (a)(2) of this Section 3.1, the obligations of the Company and the Trustee and the rights of the Holders under Article Four and the obligations of the Company and the Trustee under Section 2.6 and Article Ten shall survive. Funds held in trust pursuant to this Section 3.1 are not subject to the provisions of Article Eleven.

SECTION 3.2 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 8.3, all money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

All moneys deposited with the Trustee pursuant to Section 3.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

ARTICLE FOUR

REMEDIES

SECTION 4.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of the principal of or premium, if any, on any Security at its Maturity; or

(b) default in the payment of any interest if any, upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(c) failure by the Company to give the Company Notice in accordance with Section 12.3; or

(d) default in the performance, or breach, of any covenant of the Company or any Subsidiary in this Indenture (other than a covenant a default in the performance or breach of which is specifically dealt with elsewhere in this Section 4.1), or in the payment of Liquidated Damages when due, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) default in the payment when due of the principal of any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary in excess of U.S.$10,000,000, whether such indebtedness now exists or shall hereafter be created, if the indebtedness is not discharged and such default continues for a period of 30 days or more, or if such indebtedness has been accelerated, such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(f) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(g) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the

Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

SECTION 4.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 4.1(f) or 4.1(g) with respect to the Company) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration, such principal and all accrued and unpaid interest and Liquidated Damages thereon shall become immediately due and payable. If an Event of Default specified in Section 4.1(f) or 4.1(g) with respect to the Company occurs, the principal of, and accrued and unpaid interest and Liquidated Damages on, all the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Four provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay;

(1) all overdue interest, if any, on all Securities;

(2) the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities;

(3) to the extent permitted by applicable law, interest upon overdue interest at the rate then in effect and any Liquidated Damages then due; and

(4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel; and

(b) all Events of Default (other than the non-payment of the principal of, and any premium and interest on Securities that have become due solely by such declaration of acceleration) have been cured or waived as provided in Section 4.13.

No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

SECTION 4.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any interest on any Security when it becomes due and payable and such default continues for a period of 30 days; or

(b) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof;

the Company will upon demand by the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest on any overdue principal, premium, if any, and, to the extent permitted by applicable law, on any overdue interest at the rate then in effect, and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 4.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of either, the Trustee (whether or not the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and whether or not the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and of the Holders of Securities allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 5.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

SECTION 4.5 Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 4.6 Application of Money Collected.

Subject to Article Eleven, any money collected by the Trustee pursuant to this Article Four shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the payment of all amounts due the Trustee under Section 5.7;

SECOND: to the payment of the amounts then due and unpaid for principal of, premium, if any, or interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

THIRD: any remaining amounts shall be repaid to the Company.

SECTION 4.7 Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or the like, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have furnished to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(e) the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during the 60 day period referred to in (d) above;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 4.8 Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.8) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of repurchase or redemption, on the Repurchase Date or the Redemption Date, respectively), and to convert such Security in accordance with Article Ten, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 4.9 Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 4.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 4.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article Four or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities, as the case may be.

SECTION 4.12 Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture; and

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 4.13 Waiver of Past Defaults.

The Holders, either (a) through the written consent of not less than a majority in principal amount of the Outstanding Securities or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of, premium, if any, interest or the

Repurchase Price on any Security or (2) in respect of a covenant or provision hereof that under Article Seven cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 4.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of repurchase, on or after the Repurchase Date) or for the enforcement of the right to convert any Security in accordance with Article Ten.

SECTION 4.15 Waiver of Stay, Usury or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE FIVE

THE TRUSTEE

SECTION 5.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but not to verify the contents thereof.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

SECTION 5.2 Notice of Defaults.

Within 90 days after the occurrence of any default hereunder as to which a Responsible Officer of the Trustee has actually received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. For the purpose of this Section 5.2, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 5.3 Certain Rights of Trustee.

Subject to the provisions of Section 5.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 5.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or of the Common Stock issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 5.5 May Hold Securities, Act as Trustee under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 5.6 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed in writing with the Company.

SECTION 5.7 Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys’ fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(f) or Section 4.1(g) with respect to the Company, the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 5.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

The provisions of this Section 5.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 5.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having a combined capital and surplus (or for such purposes, the combined capital and surplus of any parent holding company) of at least U.S.$25,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business or agency in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 5.9.

SECTION 5.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.10.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 5.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months; or

(2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, (i) in any such case the Company may remove the Trustee, or (ii) in the case of clause (d)(1) above only and subject to Section 4.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 5.9 and Section 5.10. If, within one year after such resignation, removal or incapability, or occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section 5.9 and Section 5.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The successor Trustee shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 5.10 Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Such retiring Trustee shall, upon payment of its charges, promptly execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder (provided such corporation shall be otherwise eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 5.12 Authenticating Agents.

The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.12.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent (provided such corporation shall be otherwise eligible under this Section 5.12), without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.12, the Trustee may appoint a successor Authenticating Agent, which shall be subject to acceptance by the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.12.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.12.

If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 5.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

By:	U.S. BANK NATIONAL ASSOCIATION,

By:	, as Authenticating Agent

By
Authorized Signature

SECTION 5.13 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign as Trustee hereunder, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 5.14 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE SIX

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.1 Company May Consolidate, Etc., Only on Certain Terms.

Without the consent or affirmative vote of the Holders of each Outstanding Security, the Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into it or convey, transfer, sell or lease such Person’s properties and assets substantially as an entirety to it, unless:

(a) the Company is the surviving person or the Person formed by such consolidation or into which the Company is merged, or the Person to which the Company’s properties and assets are conveyed, transferred, sold or leased, shall be (1) a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or (2) organized under the laws of a jurisdiction outside the United States of America and have common stock or American Depositary Shares representing such common stock traded on a national securities exchange in the United States, including The Nasdaq Stock Market, Inc., and, in each case, if other than the Company, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, Liquidated Damages, if any, and interest on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 7.3.

SECTION 6.2 Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE SEVEN

SUPPLEMENTAL INDENTURES

SECTION 7.1 Supplemental Indentures without Consent of Holders of Securities.

Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by this Indenture; or

(b) to add to the covenants of the Company for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

(c) to guarantee or secure the Securities; or

(d) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 10.11; or

(e) to make any changes or modifications to this Indenture necessary in connection with the registration of any Registrable Securities under the Securities Act as contemplated by the Registration Rights Agreement (provided such action pursuant to this clause (e) shall not adversely affect the interests of the Holders of Securities in any material respect); or

(f) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

(h) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary or desirable (provided such action pursuant to this clause (h) shall not adversely affect the interests of the Holders of Securities in any material respect).

Upon Company Request accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 7.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 7.2 Supplemental Indentures with Consent of Holders of Securities.

With either (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby:

(l) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount, any premium or the rate of interest payable thereon, or change the place at which or the coin or currency in which any Security or the interest or any premium thereon or any other amount in respect thereof is payable; or

(2) impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of any repurchase or redemption, on or after the Repurchase Date or the Redemption Date, respectively); or

(3) except as permitted by Section 10.11, adversely affect the right to convert any Security as provided in Article Ten; or

(4) modify the provisions of this Indenture with respect to the ranking of the Securities in a manner adverse to the Holders of any Securities; or

(5) reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any supplemental indenture to modify or amend any provision of this Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(6) modify any of the provisions of this Section 7.2 except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

(7) amend or modify the provisions of Article Twelve in a manner adverse to the Holders after the Holder’s right to require the Company to repurchase the Securities upon a Change in Control arises; or

(8) release all or substantially all of the collateral securing the Securities, except in accordance with the terms of this Indenture.

It shall not be necessary for any Act of Holders of Securities under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The quorum at any meeting called to adopt a resolution shall be Holders representing a majority in aggregate principal amount of Securities at the time Outstanding.

SECTION 7.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 5.1 and 5.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 7.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

SECTION 7.5 Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 7.6 Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 7.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

ARTICLE EIGHT

COVENANTS

SECTION 8.1 Payment of Principal, Premium and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company shall deposit or cause to be deposited with the Trustee, no later than 12:00 noon Eastern time on the date of the Stated Maturity of any Security or no later than 12:00 noon Eastern time on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds or shares of Common Stock on the date of such Stated Maturity or due date, as the case may be.

SECTION 8.2 Maintenance of Offices or Agencies.

The Company hereby appoints U.S. Bank Trust National Association, an Affiliate of the Trustee, or any other office or agency of the Trustee as its agent in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 8.3, the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notices and demands may be served on the Corporate Trust Office.

SECTION 8.3 Money for Security Payments to Be Held in Trust.

If the Company will act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and the Company will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, no later than 12:00 noon Eastern time on each due date of the principal of, premium, if any, or interest on any Securities, deposit with such Paying Agent(s) a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 8.3, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Anything contained herein to the contrary notwithstanding, any money held by the Trustee or any Paying Agent in trust for the payment and discharge of the principal of, premium, if any, or interest on any Security that remains unclaimed for two years after the date when each payment of such principal, premium, or interest has become payable shall, upon the request of the Company, be repaid by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Company for the payment of the principal, premium or interest on such Security. The Trustee shall not be liable to the Company or any Holder for interest on funds held by it for the payment and discharge of the principal, premium or interest on any of the Securities to any Holder. The Company shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

SECTION 8.4 Existence.

Subject to Article Six, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 8.5 Statement by Officers as to Default.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the Company’s principal executive, principal financial or principal accounting officer), stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this

Indenture, or any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 8.5 shall be delivered to the Trustee at the Corporate Trust Office.

SECTION 8.6 Delivery of Certain Information.

The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, provided that the Company need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder of Securities or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of (a) the date such a security (or any such predecessor security) was last acquired from the Company or (b) the date such a security (or any such predecessor security) was last acquired from an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d) (4) under the Securities Act (or any successor provision thereto).

SECTION 8.7 Payment in Registered Common Stock.

To the extent payment in Common Stock (or zero-strike warrants convertible into Common Stock, as provided below, in lieu thereof) is permitted under the provisions of this Indenture, such payment can only be made in the form of Registered Common Stock (or in the case of zero-strike warrants in lieu thereof, such Registered Common Stock is reserved in sufficient amounts so as to be available and delivered upon exercise thereof). Notwithstanding any provision of the Indenture or the Securities, in no event shall the Company be allowed to make any payment, whether in whole or in part, in such shares of Registered Common Stock or effect any conversion pursuant to Article Ten of this Indenture if the Holder provides notice to the Company at least five (5) Business Days prior to the date of such payment or conversion stating that, or if the Company reasonably believes that, were such Holder to receive such payment in Registered Common Stock or participate in such conversion, the Holder would become the beneficial owner (as such term is defined in Rule 13d 3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or any other applicable provision under any federal securities laws, rules or regulations that may govern what constitutes a beneficial owner for purposes of determining reporting obligations and/or a person’s or entity’s constituting an affiliate of the Company) of 9.5% or more of the shares of Common Stock immediately following such payment or conversion; provided, however, for any Holder to be so obligated to deliver such notice to the Company, he/she must first have received written notice from the Company five (5) days in advance of the date such Holder is required thereafter to provide his/her notice to the Company, in which the Company indicates that it intends to make such payment or effect a conversion either in full or in part in Registered Common Stock, as well as the details of such respective amounts to be paid in such forms. Thereafter, if the Holder fails to deliver back to the Company its notice in a timely manner as required above and the Company makes such a payment or effects such a conversion, the Holder shall return the shares of Registered Common Stock to the Company and the Company shall either (i) make such payment in immediately available funds or (ii) issue to the Holder a number of zero strike price warrants equal to the number of shares of our common stock that the Company is precluded by the terms of this Section 8.7 from issuing to such Holder, in addition to any other amount to be paid hereunder. Any such zero strike price warrants shall have an expiration date of October 31, 2010 and will themselves contain restrictions on issuance similar to this Section 8.7.

SECTION 8.8 Issuance of Additional Relevant Securities.

Prior to January 1, 2006, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock (a “Relevant Security”), (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Rule 16a-1 under of the Exchange Act) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the Securities, the issuance of the Conversion Shares, and the Company’s issuance of Common Stock upon (1) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof in accordance with the terms thereof; (2) the exercise of options outstanding on the date hereof; (3) the exercise of warrants outstanding on the date hereof; (4) the grant to and exercise of options by, or the issuance and sale of shares to, employees, directors and consultants as approved by the compensation committee of the Board of Directors of the Company; (5) to a Strategic Partner(s) in connection with a biopharmaceutical licensing and/or partner arrangement; and (6) in order to effect the CAP Agreement.

SECTION 8.9 Incurrence of Indebtedness.

The Company will not, and will not permit any of its Subsidiaries to, incur or suffer to exist (i) Indebtedness that is structurally senior or senior by its terms to the Securities or (ii) Secured Indebtedness, in an aggregate principal amount for both (i) and (ii) exceeding $10,000,000, unless, in the case of (ii) only, the Securities are equally and ratably secured with such Secured Indebtedness in excess of such $10,000,000 limit; provided that Liens in favor of Strategic Partners granted in connection with biopharmaceutical licensing and/or partnering arrangements shall not be subject to these restrictions.

Prior to March 31, 2006, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (i) issue any Indebtedness or preferred equity or debt security convertible or exchangeable into Common Stock or (ii) Refinance the Existing Subordinated Notes, the Existing 2002 Senior Subordinated Notes and the Existing 2003 Senior Subordinated Notes.

If, after March 31, 2006, the Company or its Subsidiaries Refinances the Existing Subordinated Notes, the Existing 2002 Senior Subordinated Notes and the Existing 2003 Senior Subordinated Notes by issuing Indebtedness, it will only do so if such newly issued preferred equity or debt securities convertible or exchangeable into Common Stock has a Maturity date later than the Stated Maturity of the Securities.

SECTION 8.10 [Reserved].

SECTION 8.11 Liquidated Damages.

If Liquidated Damages are payable by the Company pursuant to Section 7 of the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages per $1,000 principal amount of the Notes that are payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such damages are payable. Unless and until an officer or representative of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.

ARTICLE NINE

MAKE-WHOLE PROVISION

SECTION 9.1 Make-Whole Provision.

Upon the conversion of any Security in accordance with Article Ten, the Company will pay to the Holders cash or Registered Common Stock, or a combination of cash and Registered Common Stock, with respect to the Security so converted, in an amount equal to $337.50 per $1,000 principal amount of the Securities, less the amount of any interest paid on the Securities before the Conversion Date. For purposes of any such payment in Registered Common Stock, the value of such Registered Common Stock will be 95% of the Volume Weighted Average Price for the five (5) Trading Days immediately preceding the Conversion Date. The issuance of Registered Common Stock will be subject to the restrictions on issuance as set forth in Section 8.7 herein.

ARTICLE TEN

CONVERSION OF SECURITIES

SECTION 10.1 Conversion Privilege and Conversion Rate.

Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof that is U.S.$l,000 or an integral multiple of U.S.$1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence upon the original issuance of the Securities and expire at the close of business on October 31, 2010, unless the Security has been previously repurchased, redeemed or automatically converted, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case the Holder of a Security exercises his right to require the Company to repurchase or redeem the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Repurchase Date or Redemption Date, as applicable, unless the Company defaults in making the payment due upon repurchase (in each case subject, as aforesaid, to any Applicable Procedures with respect to any Global Security).

The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 380.37 shares of Common Stock for each U.S.$1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article Ten.

This conversion privilege is subject to the restrictions on issuance contained in Section 8.7 herein.

SECTION 10.2 Exercise of Conversion Privilege.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 8.2, accompanied by a duly signed and completed conversion notice substantially in the form attached hereto as Exhibit C stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Security surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof that is to be repurchased or redeemed on a Repurchase Date or Redemption Date, respectively, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 2.8, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible and any rights pursuant to Section 10.6(m) will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security.

Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 10.3.

All shares of Common Stock delivered upon such conversion of Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Securities pursuant to Section 2.6 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided to the Company or to the Company’s transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Common Stock, written notice that the Securities delivered for conversion are Securities.

In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$l,000 or any integral multiple of U.S.$l,000 in excess thereof.

SECTION 10.3 Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price at the close of business on the day of conversion.

SECTION 10.4 Adjustment of Conversion Rate.

The Conversion Rate shall be subject to adjustments from time to time as follows:

(a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective (subject to paragraph (l) of this Section 10.4) immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section 10.4) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants (1) that by their terms will also be issued to any Holder upon conversion of a Security into shares of Common Stock without any action required by the Company or any other Person or (2) that are only exercisable upon the occurrence of a specified triggering event and such triggering event has not occurred), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective (subject to paragraph (l) of this Section 10.4) immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness, shares of any class of capital stock, or other property (including cash or assets or securities, but excluding (1) any rights, options or warrants referred to in paragraph (b) of this Section 10.4 and the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders’ rights plan or the detachment of such rights under the terms of such stockholders’ rights plan, (2) any dividend or distribution paid in cash, except as set forth in paragraphs (e) and (f) of this Section 10.4, (3) any dividend or distribution referred to in paragraph (a) of this Section 10.4 and (4) any merger or consolidation to which Section 10.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section 10.4) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, shares or evidences of Indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective (subject to paragraph (l) of this Section 10.4) immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

Under the provisions of the Company’s Rights Agreement dated as of November 11, 1996, between the Company and Harris Trust Company of California, as amended as of November 20, 2002 between the Company, Harris Trust Company of California and Compushare Investor Services LLC (the “Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the Holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. In addition, if the Company implements a new rights plan (“New Rights Plan”), the Company will provide under such New Rights Plan that the Holders of the Securities will receive, in addition to the Common Stock, the rights under the New Rights Plan (whether or not the rights under the New Rights Plan have separated from the Common Stock at the time of conversion), subject to any limitations set forth in the New Rights Plan.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding cash portions of distribution referred to in Section 10.4(d) and any cash that is distributed upon a merger or consolidation to which Section 10.11 applies) in an aggregate amount that, combined together with (1) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) has been made and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 10.4 has been made (the “Combined Cash and Tender Amount”) exceeds 10% of the product of the current market price per share (determined as provided in paragraph (h) of this Section 10.4) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the “Aggregate Current Market Price”), then, and in each such case, immediately after the close of business on such date for determination, subject to paragraph (l) of Section 10.4, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this

Section 10.4) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (i) the excess of such combined cash and tender amount over 10% of such Aggregate Current Market Price divided by (ii) the number of shares of Common Stock outstanding on such date fixed for determination and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 10.4) of the Common Stock on such date fixed for determination.

(f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall be completed for an aggregate consideration consisting of cash and/or property having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 365-day period preceding the completion of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (2) the aggregate amount of any distributions to all holders of the Company’s Common Stock made exclusively in cash within the 365-day period preceding the completion of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 10.4 has been made (the “Combined Tender and Cash Amount”) exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 10.4) as of the completion of such tender offer (the “Completion Date”) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Completion Date, then, and in each such case, immediately prior to the opening of business on the day after the date of the Completion Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the Completion Date by a fraction (A) the numerator of which shall be equal to (i) the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 10.4) on the Completion Date multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) on the Completion Date less (ii) the combined tender and cash amount, and (B) the denominator of which shall be equal to the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 10.4) as of the Completion Date multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Completion Date less the number of all shares validly tendered and not withdrawn as of the Completion Date (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”).

(g) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 10.11 applies) shall be deemed to involve (1) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph (d) of this Section 10.4), and (2) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (c) of this Section 10.4).

(h) For the purpose of any computation under paragraphs (b), (d), (e) or (f) of this Section 10.4, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the Volume Weighted Average Price for the Trading Day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

(i) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(j) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 10.4, as it considers to be advisable in order to avoid or diminish any income tax liability to any holders of shares of Common Stock resulting from any dividend or distribution of Common Stock or issuance of rights or warrants to purchase or subscribe for Common Stock or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that such increase shall not be taken into account for purposes of determining whether the Closing Price of the Common Stock exceeds the Conversion Price by 105% in connection with an event which would otherwise be a Change in Control. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders of Securities in the manner provided in Section 1.6 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k) Notwithstanding the foregoing provisions of this Section 10.4, no adjustment of the Conversion Rate shall be required to be made (1) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends, (2) because of a tender or exchange offer of the character described in Rule 13e-4(h) (5) under the Exchange Act or any successor rule thereto or (3) as a result of a rights plan or poison pill implemented by the Company.

(l) In any case in which this Section 10.4 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (1) defer paying any cash payment pursuant to Section 10.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock issuable upon such conversion in excess of the number of shares of Common Stock issuable thereupon only on the basis of the Conversion Rate prior to adjustment, and (2) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 10.3 hereof and issue to such Holder the additional shares of Common Stock issuable on such conversion. Notwithstanding the foregoing, no adjustment of the Conversion Rate shall be made if the event giving rise to such adjustment does not occur.

(m) In the event that the Company distributes rights or warrants (other than those referred to in paragraph (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired, the Company shall make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the Common Stock issuable upon conversion of the Securities (the “Conversion Shares”), a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

SECTION 10.5 Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 10.4 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with the Conversion Agent; and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.

Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours. Unless and until a Responsible Officer of the Trustee and Conversion Agent receive notice of an adjusted Conversion Rate, the Trustee and the Conversion Agent may rely without inquiry on the Conversion Rate most recently in effect.

SECTION 10.6 Notice of Certain Corporate Action.

In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 10.4; or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 8.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 10.6. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

The Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 8.2, and shall cause to be provided to all Holders in accordance with Section 1.6, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 10.7 Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 10.8 Taxes on Conversions.

Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 10.9 Covenant as to Common Stock.

The Company agrees that all shares of Common Stock that may be delivered upon conversion of Securities, upon such delivery, will be newly issued shares and will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 10.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 10.10 Cancellation of Converted Securities.

All Securities delivered for conversion shall be delivered to the Trustee or its agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

SECTION 10.11 Provision in Case of Consolidation, Merger or Sale of Assets.

In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common

Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or that acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1l.l, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (a) is not a Person with which the Company consolidated or merged with or into or that merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (b) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 10.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution.

Neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers Certificate or an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 10.12 Responsibility of Trustee for Conversion Provisions.

The Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, that may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

ARTICLE ELEVEN

RANKING.

The Securities will rank pari passu in right of payment with all existing and future senior Indebtedness. The Securities will be senior to our Existing Subordinated Notes, our Existing 2002 Senior Subordinated Notes and our Existing 2003 Senior Subordinated Notes. The Securities will also effectively be senior in right of payment to the liabilities of our Subsidiaries.

ARTICLE TWELVE

REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A

CHANGE IN CONTROL

SECTION 12.1 Right to Require Repurchase.

In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder’s option, but subject to the provisions of Section 12.2, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the date (the “Repurchase Date”) that is fixed by the Company at a cash purchase price equal to 100% of the principal amount of the Securities to be repurchased plus interest and Liquidated Damages, if any, accrued to, but excluding, the Repurchase Date (the “Repurchase Price”); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.8. The Repurchase Date will be determined by the Company in the following manner: (i) the Company will give notice of the Change in Control as contemplated in Section 12.3(a); (ii) each Holder electing to exercise the repurchase right must deliver, on or before the 30th day (or such greater period as may be required by applicable law) after the date of the Company’s notice provided in provision (i) above: (A) irrevocable written notice to the trustee of such Holder’s exercise of its repurchase right; and (B) the Securities with respect to which such repurchase right is being exercised; and (iii) the Company will make the repurchase on a date that is no later than 45 days after the Holder has delivered the notice provided in proviso (ii) above. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Three unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth Section 12.2, by delivery of shares of Registered Common Stock or in a combination of cash and Registered Common Stock having a Fair Market Value equal to the Repurchase Price. Whenever in this Indenture (including Sections 2.2, 4.1(a) and 4.8) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price that has become and remains payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that for the purposes of Article Eleven such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

SECTION 12.2 Conditions to the Company’s Election to Pay the Repurchase Price in Common Stock.

Subject to the restrictions on issuance contained in Section 8.7 herein, the Company may elect to pay the Repurchase Price by delivery of shares of Registered Common Stock pursuant to Section 12.1 if and only if the following conditions shall have been satisfied:

(a) As to each Holder, the Repurchase Price shall be paid only in cash in the event any shares of Common Stock to be issued to such Holder upon repurchase of Securities hereunder (1) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Repurchase Date or (2) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

(b) Payment of the Repurchase Price may not be made in Common Stock unless such stock is, or shall have been, approved for quotation on the Nasdaq National Market or listed or quoted on a national securities exchange or other quotation system, in either case, prior to the Repurchase Date; and

(c) All shares of Common Stock that may be issued upon repurchase of Securities will be issued out of the Company’s authorized but unissued Common Stock will and, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

If all of the conditions set forth in this Section 12.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

SECTION 12.3 Notices; Method of Exercising Repurchase Right, Etc.

(a) On or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the 30th day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.6, notice (the “Company Notice”) of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

Each notice of a repurchase right shall state:

(1) the Repurchase Date,

(2) the date by which the repurchase right must be exercised,

(3) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock or a combination thereof,

(4) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

(5) that on the Repurchase Date, the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased and that interest thereon shall cease to accrue on and after said date,

(6) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion,

(7) the place or places that the Notice of Election of Holder to Require Repurchase attached hereto as Exhibit B, shall be delivered, and the form of such notice, and

(8) the CUSIP number or numbers of such Securities.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article Twelve are inconsistent with applicable law, such law shall govern.

(b) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day (or such greater period as may be required by applicable law) after the date of the

Company Notice (1) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (2) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

(c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

(d) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate then in effect per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

(e) Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(f) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

(g) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares that shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock that would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder a check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction and rounding the result to the nearest cent. For purposes of this Section 12.3, the current market price of a share of Common Stock is the average of the high and low sales price per share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

(h) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty that may be payable in respect of (1) income of the Holder or (2) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

(i) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

ARTICLE THIRTEEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE

SECTION 13.1 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

SECTION 13.2 Preservation of Information.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 13.1 upon receipt of a new list so furnished.

(b) After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 13.3 No Recourse Against Others.

An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.4 Reports by Trustee.

(a) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, that complies with the provisions of such Section 313(a).

(b) After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the

Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 13.5 Reports by Company.

After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE FOURTEEN

REDEMPTION OF SECURITIES

SECTION 14.1 Right of Redemption.

(a) Optional Redemption by Company.

All, but not less than all, Securities are subject to redemption at the option of the Company (an “Optional Redemption”) at any time before October 31, 2010 (the “Optional Redemption Date”), upon not less than five (5) days notice to the Holders prior to the Optional Redemption Date specified in such notice at a redemption price (the “Optional Redemption Price”) equal to 100% of the principal amount, together, in each case, with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Optional Redemption Date, if (a) the closing price of the Company’s Common Stock has exceeded 125% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the trading day before the date of mailing of the notice of the Optional Redemption, and (b) the Shelf Registration Statement is effective and available for use for each day within such 30 Trading Day period, unless registration is no longer required for resale of the Securities. Upon any Optional Redemption, the Company may pay to the Holder Registered Common Stock with respect to the Securities called for Optional Redemption, including any Security converted after the date of the notice of Optional Redemption and prior to the date of the Optional Redemption. For purposes of any such payment in Registered Common Stock, the value of such Registered Common Stock will be based upon the Conversion Price then in effect. The Securities shall not be redeemable at the option of the Company other than pursuant to this Article Fourteen.

(b) Mandatory Redemption at Option of Holders.

Subject to the limitations set forth in this Article Fourteen, on April 30, 2006 (or if not a Business Day, the next Business Day) (the “Mandatory Redemption Date”), each Holder shall have the right to cause the Company to redeem up to 30% of such Holder’s Securities at the Redemption Price (“Mandatory Redemption”); provided that such Holder (a “Mandatory Redemption Holder”) shall have provided the Company and the Depositary with a properly executed Mandatory Redemption notice, in accordance with Section 14.6, not less than 5 days prior to the Mandatory Redemption Date. Such Mandatory Redemption shall be at a redemption price equal to 100% of the principal amount of such Securities validly tendered by such Holder for Mandatory Redemption, excluding any accrued and unpaid interest through and following the Mandatory Redemption Date, if any (“Mandatory Redemption Price”). Any Securities converted or sold after the date of the notice of Mandatory Redemption shall not be validly tendered for Mandatory Redemption and shall not be eligible for Mandatory Redemption.

If the aggregate principal amount of securities validly tendered and not properly withdrawn at the Mandatory Redemption Date exceeds thirty percent (30%) of the aggregate offering price of the Securities (such amount being equal to U.S.$24,600,000) (the “Mandatory Redemption Limit”), the Company shall only redeem an aggregate principal amount of Securities equal to the Mandatory Redemption Limit allocated among the tendering Mandatory Redemption Holders on a pro rata basis based on the aggregate amount of the Securities tendered.

SECTION 14.2 Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article Fourteen.

SECTION 14.3 Election to Redeem; Notice to Trustee.

In case of any redemption pursuant hereto, the Company shall, at least three (3) Business Days prior to the applicable Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

SECTION 14.4 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee at least three (3) Business Days prior to the date that the notice described in Section 14.5 is given from the Outstanding Securities not previously called for redemption by lot or such method as the Trustee may deem fair and appropriate.

If any Registered Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the unconverted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount and certificate numbers thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

SECTION 14.5 Notice of Redemption.

(a) Notice of Optional Redemption.

Notice of Optional Redemption shall be given in the manner provided in Section 1.6 to all Holders of Securities in the case of an Optional Redemption by the Company. All notices of Optional Redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

(i) the Optional Redemption Date,

(ii) the Optional Redemption Price,

(iii) that on the Optional Redemption Date the Optional Redemption Price, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

(iv) the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion, and

(v) the place or places where such Securities are to be surrendered for payment of the Optional Redemption Price.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

Notice of Optional Redemption of Securities shall be given by the Company or, at the Company’s written request, by the Trustee in the name of and at the expense of the Company. Notice of Optional Redemption received by the Trustee shall be given by the Trustee to the Paying Agent in the name of and at the expense of the Company.

(b) Notice of Mandatory Redemption.

On or before April 1, 2006, the Company shall provide each Holder:

(i) in the manner provided in Section 1.6, written notice of such Holder’s Mandatory Redemption right, and

(ii) a form of election pursuant to which such Holder may tender all or a portion of its Securities for a Mandatory Redemption (a “Mandatory Redemption Election”), in a form acceptable to the Company, DTC and the Paying Agent (an “Election Form”), which shall include, among other things, instructions as to the place or places where and manner in which such Securities are to be surrendered for payment of the Mandatory Redemption Price.

SECTION 14.7 Deposit of Redemption Price.

(a) Deposit of Optional Redemption Price.

Not less than one (1) Business Day prior to any Optional Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 8.3) an amount of money (which shall be in immediately available funds on such Optional Redemption Date) sufficient to pay the Optional Redemption Price of, and (except if the Optional Redemption Date shall be an Interest Payment Date) accrued or unpaid interest and Liquidated Damages on, all the Securities that are to be redeemed on that date other than any Securities called for Optional Redemption on that date that have been converted prior to the date of such deposit.

If any Security called for Optional Redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the Optional Redemption of such Security shall (subject to any right of the Holder or such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 2.8) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

(b) Deposit of Mandatory Redemption Price.

Pursuant to the terms of the Paying Agent Agreement, U.S. Bank National Association shall act as the Paying Agent in connection with the Mandatory Redemption. Upon the issuance of the Securities hereunder, there shall have been deposited funds (the “Deposited Funds”) with the Paying Agent in an amount equal to the Mandatory Redemption Limit. On or prior to the Mandatory Redemption Date, the Company will instruct the Paying Agent to pay to each Holder electing to participate in the Mandatory Redemption, subject to the Mandatory Redemption Limit, an amount equal to such Holder’s Mandatory Redemption Price in cash. Any Deposited Funds remaining after all payments are made with respect to Securities tendered in the Mandatory Redemption, including any accrued interest on the funds, shall, pursuant to the terms of the Paying Agent Agreement, be returned to the Company after the Mandatory Redemption Date.

SECTION 14.8 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities to be so redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price, including any applicable accrued interest) such Securities shall cease to bear interest. Upon surrender of any Securities for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with any applicable accrued and unpaid interest and Liquidated Damages up to but not including the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.8.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of, premium, if any, and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at the rate then in effect, and such Security shall remain convertible until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

SECTION 14.9 Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 8.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 14.10 Conversion Arrangement on Call for Redemption.

In connection with any redemption of the Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the “Purchasers”) to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the applicable Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued and unpaid to such Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article Fourteen, the obligation of the Company to pay the applicable Redemption Price, together with any applicable interest accrued and unpaid to and Liquidated Damages, but not including, the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the second Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in this Article Fourteen) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

Cell Therapeutics, Inc.

By	/S/ JAMES A. BIANCO
Name: James A. Bianco
Title: President & Chief Executive Officer

U.S. Bank National Association, as Trustee

By	/S/ PARK OSWALD
Name: Park Oswald
Title: Vice President

EXHIBIT A

[FORM OF FACE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY OTHER THAN ANY RESTRICTED GLOBAL SECURITY:

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR OTHER EXEMPTIONS THEREFROM.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (2) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO CELL THERAPEUTICS, INC.) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED GLOBAL SECURITY:

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT

OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY BENEFICIAL INTEREST IN THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF SUCH BENEFICIAL INTEREST IN THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR OTHER EXEMPTIONS THEREFROM.

EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS NOTE (INCLUDING ANY PARTICIPANT IN THE DEPOSITARY HOLDING THIS NOTE THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITARY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH ANY SUCH PARTICIPANT) AGREES FOR THE BENEFIT OF CELL THERAPEUTICS, INC. THAT (A) ANY BENEFICIAL INTEREST IN THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (2) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO CELL THERAPEUTICS, INC.) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND THAT (B) THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION THEREOF IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY BENEFICIAL INTEREST IN THE NOTE OR SUCH COMMON STOCK ISSUABLE UPON ITS CONVERSION FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY FOR WHICH THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

CELL THERAPEUTICS, INC.

6.75% CONVERTIBLE SENIOR NOTE DUE OCTOBER 31, 2010

No.	U.S.$

CUSIP No.

Cell Therapeutics, Inc., a corporation duly organized and existing under the laws of the State of Washington (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      United States Dollars (U.S.$             ) [if this Security is a Global Security, then insert — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $                     in the aggregate at any time, [by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)]] on October 31, 2010, unless repurchased or redeemed on an earlier date, and to pay interest thereon, from November 4, 2005, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on April 30 and October 31 in each year (each, an “Interest Payment Date”), commencing April 30, 2006, at the rate of 6.75% per annum, until the principal hereof is due, and at the rate then in effect on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 31 and September 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Registered Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the Corporate Trust Office or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee. Defined terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

Payment of interest or Liquidated Damages on this Security may be made at the option of the Company as follows: (i) by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a United States dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee, or (ii) in shares of Registered Common Stock, the fair market value which shall be determined by the Company and shall be equal to 95% of the Volume Weighted Average Price for each of the five consecutive Trading Days immediately preceding the Interest Payment Date.

To the extent payment in Common Stock (or zero-strike warrants convertible into Common Stock) is permitted by the provision herein and in the Indenture, such payment can only be made in the form of Registered Common Stock (or in the case of zero-strike warrants in lieu thereof, such Registered Common Stock is reserved in sufficient amounts so as to be available and delivered upon exercise thereof). Notwithstanding any provision of herein or in the Indenture, in no event shall the Company be allowed to make any payment, whether in whole or in part, in such shares of Registered Common Stock or effect any conversion pursuant to Article Ten of the Indenture if the Holder provides notice to the Company at least five (5) Business Days prior to the date of such payment or conversion stating that, or if the Company reasonably believes that, were such Holder to receive such payment in Registered Common Stock or participate in such conversion, the Holder would become the beneficial owner (as such term is defined in Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or any other applicable provision under any federal securities laws, rules or regulations that may govern what constitutes a beneficial owner for purposes of determining reporting obligations and/or a person’s or entity’s constituting an affiliate of the Company) (a “Beneficial Owner”) of 9.5% or more of the shares of Common Stock immediately following such payment were it to receive such payment or conversion; provided, however, for any Holder to be so obligated to deliver such notice to the Company, he/she must first have received written notice from the Company five (5) days in advance of the date such Holder is required thereafter to provide his/her notice to the Company, in which the Company indicates that it intends to make such payment or effect a conversion either in full or in part in Registered Common Stock, as well as the details of such respective amounts to be paid in such forms. Thereafter, if the Holder fails to deliver back to the Company its notice in a timely manner similar and the Company makes such a payment or effects such a conversion, the Holder shall return the shares of Registered Common Stock to the Company and the Company shall either (i) make such payment in immediately available funds or (ii) issue to the Holder a number of zero strike price warrants equal to the number of shares of our common stock that the Company is precluded by the terms of the Indenture from issuing to such Holder, in addition to any other amount to be paid hereunder. Any such zero strike price warrants shall have an expiration date of October 31, 2010 and will themselves contain similar restrictions on issuance.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

CELL THERAPEUTICS, INC.

By:
Name:
Title:

Attest:

Name:

Dated:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE]

This Security is one of a duly authorized issue of securities of the Company designated as its “6.75% Convertible Senior Notes due October 31, 2010” (herein called the “Securities”), limited in aggregate principal amount to U.S.$82,000,000, issued and to be issued under an Indenture dated as of November 4, 2005 (herein called the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. As provided in the Indenture and subject to certain limitations set forth therein, Registered Securities are exchangeable for a like aggregate principal amount of Registered Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Registered Security or Registered Securities to be exchanged at the Corporate Trust Office. The Trustee upon such surrender by the Holder will issue the new Registered Securities in the requested denominations.

No sinking fund is provided for the Securities.

All, but not less than all, of the Securities are subject to redemption at the option of the Company at any time before October 31, 2010 (“Optional Redemption”), upon not less than five (5) days notice to the Holders prior to the redemption date specified in such notice (the “Optional Redemption Date”) at a redemption price (the “Optional Redemption Price”) equal to 100% of the principal amount, together, in each case, with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Optional Redemption Date, if (a) the closing price of the Company’s Common Stock has exceeded 125% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the trading day before the date of mailing of the notice of the Optional Redemption, and (b) the Shelf Registration Statement is effective and available for use for each day within such 30 Trading Day period, unless registration is no longer required for resale of the Securities. Upon any Optional Redemption, the Company may pay to the Holder Registered Common Stock with respect to the Securities called for Optional Redemption, including any Security converted after the date of the notice of Optional Redemption and prior to the date of the Optional Redemption. For purposes of any such payment in Registered Common Stock, the value of such Registered Common Stock will be based upon the Conversion Price then in effect. The Securities shall not be redeemable at the option of the Company other than pursuant to Article Fourteen of the Indenture.

Subject to the limitations set forth in Article Fourteen of the Indenture, on April 30, 2006 (or if not a Business Day, the next Business Day) (the “Mandatory Redemption Date”), each Holder shall have the right to cause the Company to redeem up to 30% of the aggregate principal amount of such Holder’s Securities at the Redemption Price (“Mandatory Redemption”); provided that such Holder (a “Mandatory

Redemption Holder”) shall have provided the Company and the Depositary with a properly executed Mandatory Redemption notice, in accordance with the provisions of Section 14.6 of the Indenture, not less than 5 days prior to the Mandatory Redemption Date. Such Mandatory Redemption shall be at a redemption price equal to 100% of the principal amount of such Securities validly tendered by such Holder for Mandatory Redemption, excluding any accrued and unpaid interest through and following the Mandatory Redemption Date, if any (“Mandatory Redemption Price”). Any Securities converted or sold after the date of the notice of Mandatory Redemption shall not be validly tendered for Mandatory Redemption and shall not be eligible for Mandatory Redemption.

If the aggregate principal amount of securities validly tendered and not properly withdrawn at the Mandatory Redemption Date exceeds thirty percent (30%) of the aggregate offering price of the Securities (such amount being equal to U.S.$24,600,000) (the “Mandatory Redemption Limit”), the Company shall only redeem an aggregate principal amount of Securities equal to the Mandatory Redemption Limit allocated among the tendering Mandatory Redemption Holders on a pro rata basis based on the aggregate amount of the Securities tendered.

Pursuant to the terms of the Paying Agent Agreement, U.S. Bank National Association shall act as the Paying Agent in connection with the Mandatory Redemption. Upon the issuance of the Securities hereunder, there shall have been deposited funds (the “Deposited Funds”) with the Paying Agent in an amount equal to the Mandatory Redemption Limit. On or prior to the Mandatory Redemption Date, the Company will instruct the Paying Agent to pay to each Holder electing to participate in the Mandatory Redemption, subject to the Mandatory Redemption Limit, an amount equal to such Holder’s Mandatory Redemption Price in cash. Any Deposited Funds remaining after all payments are made with respect to Securities tendered in the Mandatory Redemption, including any accrued interest on the funds, shall, pursuant to the terms of the Paying Agent Agreement, be returned to the Company after the Mandatory Redemption Date.

On or before April 1, 2006, the Company shall provide each Holder: (i) in the manner provided in Section 1.6, written notice of such Holder’s Mandatory Redemption right, and (ii) a form of election pursuant to which such Holder may tender all or a portion of its Securities for a Mandatory Redemption (a “Mandatory Redemption Election”), in a form acceptable to the Company, DTC and the Paying Agent (an “Election Form”), which shall include, among other things, instructions as to the place or places where and manner in which such Securities are to be surrendered for payment of the Mandatory Redemption Price.

In any case where the due date for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Security or the last day on which a Holder of a Security has a right to convert its Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such due date.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time after the original issue date of the Securities and on or before the close of business on October 31, 2010, or in case the Holder of this Security has exercised his right to require the Company to repurchase or redeem this Security or such portion hereof, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon repurchase or redemption) not after, the close of business on the Business Day immediately preceding the Repurchase Date or the Redemption Date, as applicable, to convert this Security or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000 (provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at the initial Conversion Rate per U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate, if any adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank. In case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or a portion thereof is repurchasable or redeemable, on a Repurchase Date or a Redemption Date, respectively, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate. The interest so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 2.8 of the Indenture, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible and any rights pursuant to Section 10.6(m) of the Indenture will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security.

No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture.

The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate; provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

Upon the conversion of any Security in accordance with Article Ten of the Indenture, the Company will pay to the Holders cash or Registered Common Stock, or a combination of cash and Registered Common Stock, with respect to the Security so converted, in an amount equal to $337.50 per U.S.$1,000 principal amount of the Securities, less the amount of any interest paid on the Securities before the Conversion Date. For purposes of any such payment in Registered Common Stock, the value of such Registered Common Stock will be 95% of the Volume Weighted Average Price for the five (5) Trading Days immediately preceding the Conversion Date. The issuance of Registered Common Stock will be subject to the restrictions on issuance as set forth in Section 8.7 in the Indenture.

Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Securities or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d) (4) under the Securities Act (or any successor provision thereto).

The Holder of this Security [if this Security is a Global Security, then insert—(including any Person that has a beneficial interest in this Security)] and the Common Stock issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of November 4, 2005 (the “Registration Rights Agreement”), executed by the Company. Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of Registered Securities and the Common Stock issuable upon conversion thereof, in each case, that are Registrable Securities, at the Company’s expense, (a) to file on or before 45 days after the first date of original issuance of the Securities, a shelf registration statement (the “Shelf Registration Statement”) with the Commission with respect to resales of the Registrable Securities, (b) thereafter to use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before 90 days after the first date of original issuance of the Securities, subject to the Company’s right to postpone having the Shelf Registration Statement declared effective for an additional 60 days in limited circumstances described in the Registration Rights Agreement, and (c) to use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the earlier of (1) the sale under the Shelf Registration Statement of all the Registrable Securities registered thereunder, (2) all of the Holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, or (3) all Registrable Securities have ceased to be outstanding. Pursuant to the Registration Rights Agreement, if the Company fails to have the Shelf Registration Statement declared effective on or prior to the 90th day following the initial issuance of the Securities or to keep the Shelf Registration Statement effective thereafter and certain other circumstances as described in the Registration Rights Agreement, the Company has agreed to pay additional interest for the duration of such failure, from and including the date of such failure at a rate of 0.50% per year on the principal amount of the Securities then outstanding.

If the Holder of this Security [if this Security is a Global Security, then insert— (including any Person that has a beneficial interest in this Security)] elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

If a Change in Control occurs, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to, but excluding, the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Registered Common Stock or in a combination of cash and Registered Common Stock, having a Fair Market Value Equal to the Repurchase Price.

Notwithstanding any provision of this Security or the Indenture, the Holder shall not have the right to convert the Securities in whole or in part if as a result of such exercise, the Holder would thereby become the Beneficial Owner of 9.5% or more of the shares of Common Stock immediately following conversion of the Securities.

Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the paragraph below concerning the consequences of an Event of Default, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

[The following paragraph shall appear in each Registered Security that is not a Global Security:

In the event of repurchase, redemption or conversion of this Security in part only, a new Registered Security or Registered Securities for the unrepurchased, unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof.]

[The following paragraph shall appear in each Global Security:

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase, redemption or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the

Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and furnished the Trustee reasonable indemnity, the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during such 60 day period. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, Liquidated Damages, if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert, redeem or repurchase this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, including, without limitation, Section 5-1401 of the New York General Obligations Law.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

ELECTION OF HOLDER TO REQUIRE REPURCHASE

1. Pursuant to Section 12.1 of the Indenture, the undersigned hereby elects to have the principal amount of this Security set forth below repurchased by the Company.

2. The undersigned hereby directs the Trustee or the Company to pay it or                      an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date or, at the Company’s election, Common Stock, valued as set forth in the Indenture.

Dated:

Signature

Signature Guaranteed

Principal amount to be repurchased:

(must be equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000):

Remaining principal amount following such repurchase:

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

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EXHIBIT C

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of U.S.$1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated: ____________________

Signature

If shares or Registered Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:	If only a portion of the Securities is to be converted, please indicate:

1. Principal amount to be converted:

U.S.$_______________________
(any integral multiple of U.S.$1,000)

Address	2. Principal amount and denomination of Registered Securities representing unconverted principal amount to be issued:

Social Security or other Taxpayer Identification Number, if any

Amount: U.S.$_________________

Signature Guaranteed

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